                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   FDP CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   FDP CORP.
                            2140 SOUTH DIXIE HIGHWAY
                              MIAMI, FLORIDA 33133

                            ------------------------

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 21, 1998

                            ------------------------

To the Shareholders of FDP Corp.:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of FDP Corp., a Florida corporation (the "Company"), will be held at The Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida, on Tuesday, April 21, 1998, at 10:00 a.m., local time, for the following purposes:

          1. To elect five persons to the Company's Board of Directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified;

          2. To ratify the reappointment of KPMG Peat Marwick LLP, independent certified public accountants, as the Company's auditors for the 1998 fiscal year; and

          3. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     The Board of Directors fixed the close of business on March 11, 1998 as the record date for determining those shareholders entitled to notice of, and to vote at, the 1998 Annual Meeting of Shareholders and any adjournments thereof.

     Whether or not you expect to be present at the meeting, please sign, date and return the enclosed proxy as promptly as possible in the enclosed preaddressed stamped envelope.

                                          By Order of the Board of Directors,

                                          /s/ Cindy Goldberg

                                          CINDY GOLDBERG,
                                          Secretary
Miami, Florida
March 18, 1998

     THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AT THEIR EARLIEST CONVENIENCE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

                      1998 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                   FDP CORP.

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                     DATE, TIME AND PLACE OF ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FDP Corp., a Florida corporation (the "Company"), of proxies from holders of the Company's common stock, par value $.01 per share (the "Common Stock"), for use at the 1998 Annual Meeting of Shareholders of the Company to be held at The Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida, on Tuesday, April 21, 1998, at 10:00 a.m., local time, and at any and all adjournments thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

     The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is March 18, 1998. Shareholders should review the information provided herein in conjunction with the Company's 1997 Annual Report to Shareholders, which accompanies this Proxy Statement. The Company's principal executive offices are located at 2140 South Dixie Highway, Miami, Florida 33133.

                          INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and telegraph. They will receive no compensation therefor in addition to their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                             PURPOSE OF THE MEETING

     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

          1. To elect five persons to the Company's Board of Directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified;

          2. To ratify the reappointment of KPMG Peat Marwick LLP, independent certified public accountants, as the Company's auditors for the 1998 fiscal year;

          3. To transact other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) for the election of the five nominees for director named below, and (b) in favor of all other proposals described on the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares of Common Stock will be voted in accordance with the specification so made.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors fixed the close of business on March 11, 1998 as the record date (the "Record Date") for determining shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on the Record Date, on which the transfer books of the Company remained open, will be entitled to vote. As of the Record Date, there were 5,912,462 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on all matters brought before the Annual Meeting.

     The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock. In order to be elected, nominees for director must receive a plurality of the votes cast by holders of shares of Common Stock voting in person or by proxy at the Annual Meeting. The approval of the other proposals covered by this Proxy Statement will require an affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting in person or by proxy at the Annual Meeting. Abstentions are considered as shares present and entitled to vote for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes cast "for" or "against" any matter. Shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefor would not be considered when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

     Mr. Michael C. Goldberg, the owner of 51.3 percent of the outstanding Common Stock, has advised the Company that he intends to vote in favor of all proposals set forth in the Proxy Statement.

                               SECURITY OWNERSHIP

     The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by (a) each person known by the Company to be the beneficial owner of more than 5 percent of the outstanding Common Stock, (b) each director and nominee for election as a director of the Company, (c) the Named Executive Officers (as defined in "Executive Compensation") and (d) all directors and executive officers of the Company as a group:

                                                                   COMMON STOCK
                                                              BENEFICIALLY OWNED(2)
                                                              ----------------------
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)               SHARES      PERCENT
          ---------------------------------------             ----------    --------
Michael C. Goldberg and Cindy Goldberg......................  3,031,431(3)    51.3%
Fidelity Management & Research Company......................    558,800(4)     9.5%
Michael S. Barish group.....................................    357,450(5)     6.0%
Richard Fleischman..........................................     70,000(6)     1.2%
Kathleen Muro...............................................     70,000(7)     1.2%
Beverly Price...............................................    107,500(8)     1.8%
Cesar L. Alvarez............................................         --         --
Albert J. Schiff............................................         --         --
Bruce I. Nierenberg.........................................         --         --
All directors and executive officers as a group (12
  persons)..................................................  3,446,431(9)    58.3%

---------------

(1) Unless otherwise indicated, the address of each of the beneficial owners identified is 2140 South Dixie Highway, Miami, Florida 33133.
(2) Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares.
(3) Includes 750,000 shares of Common Stock beneficially owned by Mr. Goldberg as sole Trustee under a charitable remainder unitrust created in 1994 by Mr. Goldberg and his wife, Cindy Goldberg. Mr. and Mrs. Goldberg are the income beneficiaries of the trust.
(4) Based on the Schedule 13G dated February 14, 1998 filed by Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 558,800 shares or 9.5% of the Common Stock outstanding of FDP Corporation ("FDP") as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.
    The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 558,800 shares or 9.5% of the outstanding Common Stock.
    Fidelity Low-Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109.
    Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 558,800 shares owned by the Funds.
    Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Board of Trustees.
    Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of the Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is the Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholder's voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.
(5) Based on the Schedule 13D dated February 24, 1995. Includes (i) an aggregate of 244,500 shares of Common Stock owned by Michael Barish for which he has sole voting and dispositive power; (ii) 75,000 shares of Common Stock owned by Michael Barish either jointly with his spouse or as custodian for his children; (iii) 9,000 shares of Common Stock owned by Fred Klinghoffer, Trustee under will of Emanuel Klinghoffer, for which voting power for such shares is shared by Michael Barish, Carl Barish and Fred Klinghoffer and
    (iv) 28,950 shares held by clients of Cambiar Investors Inc. for which Michael Barish shares voting and dispositive power. Mr. Barish's address is c/o Cambiar Investors Inc., 8400 East Prentice Avenue, Suite 460, Englewood, Colorado 80111.
(6) Consists of 70,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days from the date of this Proxy Statement.
(7) Includes 60,250 shares of Common Stock issuable upon exercise of options exercisable within 60 days from the date of this Proxy Statement. Also includes 9,750 shares of Common Stock owned by Ms. Muro.
(8) Includes 77,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days from the date of this Proxy Statement. Also includes 30,000 shares of Common Stock owned by Ms. Price jointly with her husband, an officer of the Company.
(9) Includes 375,250 shares of Common Stock issuable upon exercise of options exercisable within 60 days from the date of this Proxy Statement.

                             ELECTION OF DIRECTORS

     The Company bylaws provide that the number directors shall be not less than three nor more than twelve and shall be fixed from time to time by resolutions of the Board of Directors. The Board of Directors is currently set at five directors. Each director elected at the Annual Meeting will serve for a term until the next annual meeting of shareholders of the Company and until such director's successor is duly elected and qualified.

     The Company has nominated each of Michael C. Goldberg, Cindy Goldberg, Bruce I. Nierenberg, Cesar L. Alvarez and Albert J. Schiff to be elected as a director at the Annual Meeting. Each such nominee is currently serving as a director of the Company. The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the Company are as follows:

                      NAME                         AGE                     POSITION
                      ----                         ---                     --------
Michael C. Goldberg..............................  60    Chairman of the Board and President
Cindy Goldberg...................................  50    Secretary, Treasurer and Director
Bruce I. Nierenberg..............................  51    Director
Cesar L. Alvarez.................................  50    Director
Albert J. Schiff.................................  55    Director
Richard B. Fleischman............................  46    Senior Vice President, Home Office Systems
Scott L. Price...................................  39    Senior Vice President, Agency Systems
Mark S. Silverman................................  41    Senior Vice President, Chief Financial
                                                         Officer
Christine Stroud.................................  43    Vice President
Edward Pick......................................  47    Vice President
Beverly Price....................................  46    Vice President
Kathleen Muro....................................  46    Vice President

     Mr. Goldberg, founder of the Company, has been the Chairman, Chief Executive Officer and President of the Company since its formation in 1968. He is an Associate of the Society of Actuaries and a member of the American Academy of Actuaries.

     Mrs. Goldberg has been a director and the Secretary and Treasurer of the Company since 1968 and served as its Vice President -- Administration from its formation until 1982. Mrs. Goldberg is the wife of Michael C. Goldberg.

     Mr. Nierenberg became a director of the Company in June 1983. He is currently President of Bruce Nierenberg & Associates, consultants to the tourism industry. From 1984 to 1991 he was Executive Vice President of Premier Cruise Lines located in Port Canaveral, Florida. From 1992 to 1994 he was President and Chief Executive Officer of Costa Cruise Lines and American Family Cruises. From 1995 to 1996 he was President of Bruce Nierenberg & Associates, consultants to the tourism industry. During 1997 he was Executive Vice President of Norweigen Cruise Lines.

     Mr. Alvarez became a director of the Company in January 1986. Mr. Alvarez has been President and Chief Executive Officer of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., a law firm in Miami, Florida, since February 1997 and a principal shareholder of such firm since January 1983. Mr. Alvarez served as Executive Vice President of such firm from January 1996 until February 1997. Mr. Alvarez also serves on the Board of Directors of CompuTrac, Inc. (computer software), Dallas, Texas, Cosmo Communications Corporation (electronics manufacturer), Miami, Florida, Texpack N.V. (paper cone manufacturer), Netherlands Antilles and PHP Holdings, Inc. (an HMO holding company), Tampa, Florida.

     Mr. Schiff became a director of the Company in April 1992. Mr. Schiff previously served as a director of the Company from June 1983 to January 1986. Mr. Schiff has served as Chief Executive Officer and President of Insurance Alliance, Inc., an employee benefit consulting firm located in Stamford, Connecticut, since 1989. He was Senior Vice President and Member of the Board of Trustees of Mutual Life Insurance Company of

New York (MONY) from 1986 to 1989 and served as Chief Executive Officer and President of Albert J. Schiff Associates, Inc., an employee benefit consulting firm located in Darien, Connecticut, from 1968 to 1986. In 1985, he served as President Elect of the Association of Advanced Life Underwriters (AALU).

     Mr. Fleischman originally joined the Company in May 1981 as a consulting actuary, heading the group pension area. In 1985, Mr. Fleischman became a corporate Vice President. In November 1997 he was promoted to Senior Vice President of Home Office Systems. He is a member of the American Academy of Actuaries, an Enrolled Actuary, and a Fellow of the Society of Actuaries.

     Mr. Price joined the Company in January 1981 in charge of technical services. He became Senior Vice President of Agency Systems in November 1997. He is responsible for managing Agency Systems and directing the Company's research and development efforts.

     Mr. Silverman joined the Company in September 1992 as Chief Financial Officer. He became Senior Vice President of the Company in November 1997. He is a Certified Public Accountant. Prior to joining the Company, he was the Controller for Spectrum Concepts, Inc., a software development company.

     Ms. Stroud joined the Company in June 1978 as an actuarial trainee and in 1983 moved to the marketing department. Ms. Stroud became a corporate Vice President in 1990. She is a member of the American Academy of Actuaries and the American Society of Pension Actuaries and is an Enrolled Actuary.

     Mr. Pick joined the Company in April 1978 as a programmer in the Pension Partner Systems department and became a corporate Vice President in January 1992. He is responsible for the development of employee benefit related software products for the Company.

     Ms. Price joined the Company in December 1979 as a programmer in the Agency Partner Systems department. She became head of this department in January 1986 and became a corporate Vice President in January 1992.

     Ms. Muro joined the Company in June 1981 as a programmer in the life administration department. Ms. Muro became head of the FDP/CLAS department in 1988 and a corporate Vice President in January 1992.

     The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors. The Company's directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

ADDITIONAL INFORMATION CONCERNING DIRECTORS

     Directors who are not employees of the Company receive an annual retainer of $2,000, payable quarterly, and a $200 fee for each meeting attended.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during the past fiscal year. Each director attended at least 75 percent of the aggregate number of Board and committee meetings that such director was obligated to attend, except Bruce I. Nierenberg, who attended one of the Board meetings.

     The Company has two committees: the Audit Committee and the Stock Option Committee. The Company does not have a Nominating Committee. Messrs. Alvarez and Nierenberg are members of the Audit Committee and the Stock Option Committee. Mr. Alvarez met with the Company's auditors once during the fiscal year ended November 30, 1997. The duties and responsibilities of the Audit Committee include (a) recommending to the full Board the appointment of the Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls, and (d) having general responsibility for all related auditing matters. The Stock Option Committee administers the Company's 1984 Non-Qualified Stock Option Plan and 1994 Employee Stock Option Plan. The Stock Option Committee met once during the fiscal year ended November 30, 1997.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been met.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following compensation table sets forth for the fiscal years ended November 30, 1995, 1996 and 1997, the cash and certain other compensation paid or accrued by the Company and its subsidiaries to its Chief Executive Officer and the other four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual compensation during the fiscal year ended November 30, 1997 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL COMPENSATION(1)
                                      ------------------------------------------------------------------
                                                                                          LONG-TERM
              NAME AND                FISCAL                         ALL OTHER       COMPENSATION AWARDS
         PRINCIPAL POSITION            YEAR     SALARY     BONUS    COMPENSATION         OPTIONS(#)
         ------------------           ------    ------     -----    ------------     -------------------
Michael C. Goldberg                    1997    $401,000        --      $5,895(1)               --
  Chairman of the Board,               1996    $401,000        --          --
  Chief Executive Officer              1995    $382,200        --          --                  --
  and President

Douglas Kennedy (3)                    1997    $175,000        --      $4,500(2)               --
  Executive Vice President             1996    $175,000        --      $4,500(2)               --
                                       1995    $167,500        --      $4,500(2)           30,000(4)

Richard Fleischman                     1997    $175,000   $50,000      $4,500(2)           50,000(5)
  Senior Vice President                1996    $150,000        --      $4,500(2)               --
  Home Office Systems                  1995    $145,000        --      $4,500(2)               --

Kathleen Muro                          1997    $126,000        --      $3,780(2)           10,000(5)
  Vice President                       1996    $126,000        --      $3,750(2)               --
                                       1995    $120,000        --      $3,750(2)               --

Beverly Price                          1997    $120,000        --      $3,597(2)               --
  Vice President                       1996    $115,000        --      $3,450(2)               --
                                       1995    $110,000        --      $3,571(2)           11,250(4)

---------------

(1) Includes $4,500 related to Company funded profit sharing contributions and $1,395 for the FDP/Michael C. Goldberg split dollar program.
(2) Represents Company funded profit sharing contributions for each Named Executive Officer.
(3) Mr. Kennedy resigned as an officer and Director of the Company effective October 31, 1997.
(4) Represents options secured under the 1994 Employee Stock Option Plan at an exercise price of $3.75 per share.
(5) Represents options secured under the 1994 Employee Stock Option Plan at an exercise price of $7.75 per share.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning stock options granted to the Named Executive Officers during the fiscal year ended November 30, 1997.

                                              INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                             ----------------------------------------------------   VALUE AT ASSUMED ANNUAL
                                           % OF TOTAL                                 RATES OF STOCK PRICE
                             SECURITIES   OPTIONS/SARS                              APPRECIATION FOR OPTION
                             UNDERLYING    GRANTED TO    EXERCISE OR                        TERM(1)
                              OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   ------------------------
NAME                         GRANTED(#)   FISCAL YEAR      ($/SH)         DATE        5% ($)       10% ($)
----                         ----------   ------------   -----------   ----------   -----------   ----------
Michael C. Goldberg........        --            --          --              --            --           --
  Chairman of the Board,
  Chief Executive Officer
  and President
Douglas Kennedy(2).........        --            --          --              --            --           --
  Executive Vice President
Richard Fleischman.........    50,000           12%        7.75          1/6/02       107,059(1)   236,573(1)
  Senior Vice President
  Home Office Systems
Kathleen Muro..............    10,000            2%        7.75          1/6/02        21,412(1)    47,315(1)
  Vice President
Beverly Price..............        --            --          --              --            --           --
  Vice President

---------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.
(2) Mr. Kennedy resigned as an officer and Director of the Company effective October 31, 1997.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth certain information concerning (i) the exercise of stock options by the Named Executive Officers during the fiscal year ended November 30, 1997 and (ii) unexercised stock options held by the Named Executive Officers as of November 30, 1997.

                                                              NUMBER OF UNEXERCISED         NUMBER OF UNEXERCISED
                                                                 OPTION HELD AT                OPTION HELD AT
                                                                NOVEMBER 30, 1997             NOVEMBER 30, 1997
                              SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME AND PRINCIPAL POSITIONS    ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------  ---------------   --------   -----------   -------------   -----------   -------------
Michael C. Goldberg......             --              --         --             --              --            --
  Chairman of the Board,
  Chief Executive Officer
  and President
Douglas Kennedy(2).......         88,750        $500,938     20,000             --        $132,500            --
  Executive Vice President
Richard Fleischman.......         55,000        $290,292     70,000             --        $282,083            --
  Vice President
Kathleen Muro............          7,500        $ 27,188     62,500             --        $422,938            --
  Vice President
Beverly Price............         22,500        $ 99,375     52,500             --        $385,625            --
  Vice President

---------------

(l) Calculated on the basis of the average of the high ask and low bid quotations for the Company's Common Stock as reported by NASDAQ on November 28, 1997, which was $10.375 per share. Value is calculated by multiplying
    (a) the difference between $10.375 and the option exercise price by (b) the number of shares of common stock underlying the option.
(2) Mr. Kennedy resigned as an officer and Director of the Company effective October 31, 1997.

BENEFIT PLANS

  Change in Control Severance Agreements

     There are agreements between the Company and the Named Executive Officers and four other employees (a "Covered Executive"), other than Mr. Kennedy, that provide severance benefits in the event of termination of employment under certain circumstances following a change in control of the Company (the "Change in Control Agreements"). Under a Change in Control Agreement, a Covered Executive is entitled to receive a lump sum severance payment equal to two times the executive's annual compensation upon termination by the Company, other than because of death, disability, or for cause, as defined in the Change in Control Agreement.

     Cause for termination by the Company means: (i) any act or acts of personal dishonesty taken by the Covered Executive and intended to result in substantial personal enrichment of the Covered Executive at the expense of the Company or
(ii) repeated violations of the Covered Executive's obligations under the agreement that are demonstrably willful and deliberate on the covered Executive's part and which are not remedied in a reasonable period of time after notice from the Company, or (iii) the conviction of the Executive of a felony.

     An Executive may terminate his employment for "Good Reason" under the Change in Control Agreements. "Good Reason" is defined in the Change in Control Agreements as: (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated in the agreement or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (ii) the Company's failure to comply with any provisions of the Change in Control Agreement concerning the compensation of the Covered Executive, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice; (iii) the Company requiring the Executive to be based at any office or location other than the current location of the Executive's employment except for travel reasonably required in the performance of the Executive's responsibilities; (iv) any purported termination by the Company of the Executive's employment otherwise expressly permitted by the Change in Control Agreement or (v) failure of the Company to honor the Change in Control agreement in the event of any successor acquisition to all or substantially all of the business and/or assets of the Company. Any good faith determination of "Good Reason" made by the Executive shall be conclusive. The term of each Change in Control Agreement is for a rolling three years unless the Company gives notice that it does not wish to extend such term, in which case the term of the agreement would expire three years from the date of notice.

PROFIT SHARING PLAN

     The Company has in effect a Profit Sharing Plan for all full-time employees who have been employed by the Company for more than 1 year and are at least 21 years of age. Contributions to the plan are at the discretion of the Board of Directors. In 1984, the Company amended the Profit Sharing Plan to include a cash or deferred plan (a 401(k) plan). The Profit Sharing Plan provides for the Company to match employee elective contributions in an amount of 50 percent of such contribution to a maximum of 3 percent of annual employee compensation. Company contributions to the Profit Sharing Plan were $337,000 in fiscal 1997. Michael and Cindy Goldberg are the Trustees of the Profit Sharing Plan.

STOCK OPTION PLANS

     The Company's Board of Directors and shareholders approved the Company's 1984 Non-Qualified Stock Option Plan (the "1984 Plan") in November 1983. A total of 650,000 shares of Common Stock have been reserved for issuance pursuant to the 1984 Plan. As of November 1, 1993, the ten-year term of the 1984 Plan expired and, accordingly, no additional grants of options may be made under the 1984 Plan. As of the Record Date, options to purchase 35,250 shares of Common Stock were outstanding under the 1984 Plan at an exercise price of $2.83 and expiring on February 1, 1999.

     The Company's Board of Directors approved the Company's 1994 Employee Stock Option Plan (the "1994 Plan") in April 1994. The 1994 Plan was approved by the Company's shareholders at the 1995 Annual Meeting of Shareholders. The Plan is administered by the Stock Option Committee. Effective October 10, 1997, Mr. Michael C. Goldberg, the record and beneficial owner of approximately 53.7% of the outstanding shares of Common Stock, voted all such shares in favor of an increase to 1,220,868 in the number of shares of Common Stock reserved for issuance pursuant to the 1994 Plan, which vote was sufficient to approve the increase. As of the Record Date, options to purchase 880,900 shares of Common Stock were outstanding under the 1994 Plan at exercise prices ranging from $2.83 to $10.50 and expiring on April 18, 1999 through December 12, 2002.

LONG-TERM COMPENSATION AWARDS

     No long-term compensation awards were made to the executive officers named in the "Summary Compensation Table" during the fiscal year ended November 30, 1997. In May 1997, the Board of Directors of the Company established a split-dollar life insurance plan (the "Split-Dollar Plan") pursuant to which the Company will make advances of a portion of the premiums for certain life insurance policies on the lives of Michael C. Goldberg, Chairman of the Board, Chief Executive Officer and President of the Company, and his wife, Cindy Goldberg, Secretary, Treasurer and Director of the Company. Each policy is in the name of a trust established by Michael Goldberg. Mr. Goldberg's trust will reimburse the Company on annual basis for the portion of the premiums which equals the current value of the economic benefit attributable to the life insurance protection provided. The premiums due under the policies total $150,000 per year. Reimbursements for the current value of the economic benefit attributable to the life insurance protection provided in 1997 total $1,395. Upon termination of the Split Dollar Plan, or upon receipt of the death proceeds under the life insurance policies, the trust is required to repay the Company for all unreimbursed premium payments advanced by the Company. The policies have been assigned to the Company to secure the repayment obligations of the trust.

                        REPORT ON EXECUTIVE COMPENSATION

     The Company does not have a Compensation Committee. Compensation of the Company's executive officers is determined by its Board of Directors. The Company has not entered into employment agreements with any of its executive officers other than the Change in Control Agreements.

     The Board of Directors' general philosophy with respect to the compensation of the Company's executive officers is to offer competitive compensation programs designed to attract and retain qualified executives, to motivate performance to achieve specific goals and to align the interests of senior management with the long-term interests of the Company's shareholders.

     In determining compensation, job level, individual performance and Company performance are considered. More specifically, factors considered include the Chief Executive Officer and President's recommendations, specific accomplishments of the executive officers, the Company's historical and projected performance, sales, earnings, financial condition and return on equity and economic conditions. These factors and the ultimate determination of compensation are subjective. The Company attempts to provide incentives to retain qualified executive officers, but also believes that the compensation paid to its executives is well within the range of compensation paid to similarly situated executives at other companies in similar industries or at companies having a similar market capitalization. Given the level of the Company's executive officer compensation, the Board does not believe that it is necessary to incur the expense of formal studies or market analyses.

     The key components of the Company's executive compensation are base salary, grants of stock options and at times, bonuses. Of all the components of compensation, salary is most closely related to individual performance. Strong emphasis is given to the Chief Executive Officer's recommendations, given his experience with the Company since its origin and his day-to-day contact with the other executive officers. Consideration is also given to the amount deemed necessary to retain an executive officer's services. These considerations are subjective and not subject to specific criteria. Company performance is also a factor. Based on its experience with companies generally and in the Company's industry, and without utilizing any formal market studies, the Board believes that the salaries paid by the Company to its executive officers are moderate by comparison to external standards. Where increases did occur, they were based on specific efforts and the need to retain the officer. This analysis was also subjective and not subject to specific criteria.

     While the Company does not have a specific bonus plan for executive compensation, bonuses are given at times based upon an individual executive officer's performance. The amount of any bonus is subjectively determined based upon an analysis of the executive's performance during the year. The Company did not grant bonuses to any of the executive officers for fiscal year ended November 30, 1997, except for one officer who received a bonus based upon performance and one officer who received a bonus based upon a formula relating to sales revenue.

     The Company also attempts to provide incentives to its executive officers to remain with the Company and to improve performance through the grant of stock options. Options allow executive officers to share, to some extent, in shareholders' return on equity. Typically, Company options vest 20% a year based upon an employees' service with the Company. The determination of how many options to grant to an executive officer depends, to varying degrees, on the number of outstanding options held by the executive officer, his job level and performance and Company performance.

     As a result of the foregoing factors, the President and Chief Executive Officer's salary remained the same in 1997 and he did not receive a bonus or new grants of options. In determining to maintain the President's compensation at its existing level, the Board took into consideration the time and effort being expended by the President, the President's experience and expertise in handling the issues facing the Company and the perceived progress towards enabling the Company to meet future goals.

     In December 1993, the Internal Revenue Service issued proposed regulations concerning compliance with Sections 162(m) of the Internal Revenue Code of 1986, as amended (the "code"). Section 162(m) generally disallows a public company's deduction for compensation to any one of certain employees (primarily executive officers) in excess of $1.0 million per year unless the compensation is pursuant to a plan or performance goals approved by the public company's shareholders. None of the Named Executive Officers presently receives, and the Compensation Committee does not anticipate that such persons will receive, annual cash compensation in excess of the $1.0 million cap provided in Section 162(m). The Board presently intends to take any necessary steps to ensure compliance with
Section 162(m) of the code.

                                          Michael C. Goldberg
                                          Cindy Goldberg
                                          Bruce I. Nierenberg
                                          Cesar L. Alvarez
                                          Albert J. Schiff

                               PERFORMANCE GRAPH

     The following graph shows the cumulative total shareholder return on the Company's Common Stock over the last five fiscal years as compared to the total returns of the NASDAQ Stock Market Index (US Companies) and the NASDAQ Computer and Data Processing Stocks Index. Returns are based on the change in year-end to year-end price and assume reinvested dividends. The graph assumes $100 was invested on November 30, 1992 in the Company's Common Stock, the NASDAQ Stock Market Index (US Companies) and the NASDAQ Computer and Data Processing Stocks Index.(1)

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                                   FDP CORP.

                                                         NASDAQ STOCK      NASDAQ COMPUTER
        MEASUREMENT PERIOD                                MARKET (US          AND DATA
      (FISCAL YEAR COVERED)             FDP CORP.         COMPANIES)      PROCESSING STOCKS
11/30/92                                        100.0              100.0              100.0
11/30/93                                         90.8              115.8              105.4
11/30/94                                        136.8              116.0              125.7
11/30/95                                        164.5              165.4              196.1
11/29/96                                        298.8              202.6              241.9
11/28/97                                        331.4              252.3              312.3

NOTE:

A. The lines represent yearly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the fiscal year-end, is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to $100.0 on 11/30/92.
(1) This Section is not "soliciting material", is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company rents its principal office and certain other facilities for approximately $120,000 a month from a partnership (the "Partnership"), of which Michael Goldberg, the principal shareholder of the Company, its Chairman of the Board, Chief Executive Officer and President, is the general partner and Cindy Goldberg, the Company's Secretary and Treasurer and a director, is the limited partner. The lease provides for an expiration on December 1, 1999 with an option to renew for 5 years.

     Cesar L. Alvarez, a director of the Company, is a principal shareholder, President, Chief Executive Officer and a director of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., a law firm that has from time-to-time provided legal services to the Company.

               RATIFICATION OF SELECTION OF THE COMPANY'S AUDITOR

     The firm of KPMG Peat Marwick LLP, an international accounting firm of independent certified public accountants, has served as the auditor of the Company's annual financial statements since 1983. Although the appointment of KPMG Peat Marwick LLP as the independent auditor of the Company does not require ratification by the Company's shareholders, the Board of Directors considers it appropriate to obtain such ratification. Accordingly, the vote of the Company's shareholders on this matter is advisory in nature and has no effect upon the Board of Directors' appointment of an independent auditor, and the Board of Directors may change the Company's auditor at any time.

     If shareholders do not ratify the selection of KPMG Peat Marwick LLP by the affirmative vote of the holders of a majority of votes cast by the shares represented in person or by proxy at the Annual Meeting, the Audit Committee will investigate the reason for shareholder rejection and the Board will reconsider the appointment.

     Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting, to make a statement if they desire to do so and to be available to respond to appropriate questions from shareholders at that time.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITOR.

                              GENERAL INFORMATION

     OTHER MATTERS. The Board does not intend to present any matter for action at this meeting other than the matters described in this Proxy statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

     DEADLINE FOR SHAREHOLDER PROPOSALS. Proposals by holders of the Company's Common Stock which are intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in the Company's next proxy statement and form of proxy relating to that meeting no later than November 17, 1998. Such proposals must also comply in full with requirements in Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

                                          By Order of the Board of Directors,

                                          /s/ Cindy Goldberg

                                          CINDY GOLDBERG,
                                          Secretary
Miami, Florida
March 18, 1998

                                                                      APPENDIX A


                                  FDP CORP.
     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned, a shareholder of FDP CORP., a Florida corporation (the "Company"), hereby appoints MICHAEL C. GOLDBERG and ALBERT J. SCHIFF, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side, all of the shares of stock of the Company that the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of the Company, to be held on Tuesday, April 21, 1998, at 10:00 a.m., local time, at the Grand Bay Hotel, 2669 South Bayshore Dr., Coconut Grove, Florida, and at any adjournments thereof.

                      (SIGNATURE ON REVERSE SIDE REQUIRED)




A /X/ Please mark your
      votes as in this
      example.


            VOTE FOR all nominees          VOTE     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF
         listed at right, except vote    WITHHELD   DIRECTORS AND PROPOSAL TO RATIFY THE REAPPOINTMENT OF KPMG PEAT MARWICK LLP.
         withheld from the following     from all
              nominees (if any):         nominees.

                                                                                                               FOR  AGAINST  ABSTAIN
(1) ELECTION                                        NOMINEES: Cesar L. Alvarez      (2) PROPOSAL TO RATIFY     / /    / /     / /
    OF            / /                       / /               Michael C. Goldberg       THE REAPPOINTMENT OF
    DIRECTORS                                                 Cindy Goldberg            KPMG PEAT MARWICK LLP as the
                                                              Bruce I. Nierenberg       Company's independent certified
(Instruction: To withhold the authority                       Albert J. Schiff          public accountants for the 1998 fiscal year.
to vote for any individual nominee,
write that nominee's name in the space                                              (3) Upon such other matters as may properly come
provided below).                                                                        before the Annual Meeting and any
                                                                                        adjournments thereof. In their discretion,
                                                                                        the proxies are authorized to vote upon
                                                                                        such other business as may properly come
                                                                                        before the Annual Meeting, and any
                                                                                        adjournments thereof.

-------------------------------------------                           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                                      IN THE ENCLOSED ENVELOPE.

                                                                      This proxy, when properly executed, will be voted in the
                                                                      manner directed herein by the undersigned shareholder.
                                                                      If no direction is made, this proxy will be voted "for"
                                                                      all of the proposals.

                                                                      The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 1998 Annual Meeting of Shareholders
                                                                      and (2) the Proxy Statement.




SIGNATURE _________________________   DATE ____________    __________________________________________   DATE _____________________
                                                                  (Signature if held jointly)

IMPORTANT:  Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting.
            When shares held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.